Exhibit 10.1
2010 EQUITY INCENTIVE PLAN, AS AMENDED AND RESTATED
GREEN DOT CORPORATION
2010 EQUITY INCENTIVE PLAN

As Adopted June 4, 2010
And as Thereafter Amended1
1.PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 28.
2.SHARES SUBJECT TO THE PLAN.
2.1    Number of Shares Available. Subject to Sections 2.6 and 21 and any other applicable provisions hereof 21,870,4711. Shares are available for grant and issuance under the Plan.
2.2    Lapsed, Returned Awards. Except as otherwise may be provided for herein, Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; or (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. The full number of Shares subject to a SAR granted under the Plan that are to be settled by the issuance of Shares shall be counted against the number of Shares available for award under the Plan, regardless of the number of Shares actually issued upon settlement of such SAR. Shares used to pay the exercise price of an Award, to satisfy the tax withholding obligations related to an Award and Shares repurchased on the open market with the proceeds of an Option exercise will not become available for future grant or sale under the Plan. The Shares available for issuance under the Plan may be authorized and issued Shares or treasury Shares. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 shall not include Shares subject to Awards that initially became available because of the substitution clause in Section 21.2 hereof.
2.3    Minimum Share Reserve. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.
2.4    Limitations. No more than 25,000,000 Shares shall be issued pursuant to the exercise of ISOs.
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1 Adjusted to reflect (i) the authorization of 1,255,571, 1,063,248, 1,079,831 and 1,131,821additional Shares as of January 1, 2011, January 1, 2012, January 1, 2013 and January 1, 2014, respectively, pursuant to Section 2.4 of the Plan prior to its amendment in May 2014; (ii) the authorization of 3,400,000 Shares for issuance under the Plan approved by the Company's stockholders in May 2014; (iii) the authorization of 2,790,000 additional Shares for issuance under the Plan approved by the Company’s stockholders in May 2017; (iv) the authorization of 4,250,000 additional Shares for issuance under the Plan approved by the Company’s stockholders in June 2020; (v) the authorization of 2,400,000 additional Shares for issuance under the Plan approved by the Company’s stockholders in May 2023; and (vii) the authorization of 2,500,000 additional Shares for issuance under the Plan approved by the Company’s stockholders in May 2024.

2.5    Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of shares that may be issued as ISOs set forth in Section 2.4, (e) the maximum number of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3.1 and (f) the number of Shares that are granted as Awards to Non-Employee Directors pursuant to Section 12, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.
3.ELIGIBILITY AND MINIMUM VESTING.
3.1    ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors of the Company or any Parent or Subsidiary of the Company; provided such Consultants, Directors and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No Participant will be eligible to receive more than two million (2,000,000) Shares in any calendar year under this Plan pursuant to the grant of Awards except that new Employees of the Company or of a Parent or Subsidiary of the Company (including new Employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company) are eligible to receive up to a maximum of four million (4,000,000) Shares in the calendar year in which they commence their employment.
3.2    All Awards granted under the Plan after the Company’s 2017 Annual Meeting of Stockholders must be subject to a minimum one-year vesting period following grant, with no portion of any Award vesting prior to the end of such one-year vesting period; provided, however, that up to 5% of the Shares available for future distribution under this Plan following the 2020 Annual Meeting may be granted pursuant to Awards without such minimum vesting requirement and such requirement shall not prevent the acceleration of vesting pursuant to Sections 4 and 21 hereof or under policies or contracts that provide for acceleration of vesting in connection with a Corporate Transaction or termination of employment or services. In addition, any awards assumed or substituted in connection with an acquisition and awards to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant or the next annual meeting of stockholders (which is at least 50 weeks after the immediately preceding year’s annual meeting of stockholders) shall not be subject to this minimum vesting requirement.
3.3    With respect to Awards granted under the Plan after the Company’s 2020 Annual Meeting of Stockholders, in the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Parent or Subsidiary of the Company is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Company has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
4.ADMINISTRATION.
4.1    Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board shall establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:

(a)    construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;
(b)    prescribe, amend and rescind rules and regulations relating to this Plan or any Award;
(c)    select persons to receive Awards;
(d)    determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;
(e)    determine the number of Shares or other consideration subject to Awards;
(f)    determine the Fair Market Value in good faith, if necessary;
(g)    determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;
(h)    grant waivers of Plan or Award conditions;
(i)    determine the vesting, exercisability and payment of Awards;
(j)    correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;
(k)    determine whether an Award has been earned;
(l)    determine the terms and conditions of any, and to institute any Exchange Program;
(m)    reduce or waive any criteria with respect to Performance Factors;
(n)    adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships; and
(o)    make all other determinations necessary or advisable for the administration of this Plan.
4.2    Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.
4.3    Administration of Awards Subject to Performance Factors. The Committee will, in its sole discretion, determine the Performance Factors applicable to any Award (including any adjustment(s) thereto that will be applied in determining the achievement of such Performance Factors) on or prior to the Determination Date. As determined by the Committee, to the extent applicable, the Performance Factors may be based on GAAP or non-GAAP results, and may be on an individual, divisional, business unit or Company-wide basis. The Performance Factors may differ from Participant to

Participant and from Award to Award. The Committee shall determine and certify in writing the extent to which such Performance Factors have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned (which may be by approval of the minutes in which the certification was made).
4.4    Section 16 of the Exchange Act. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act).
4.5    Documentation. The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.
5.OPTIONS. The Committee may grant Options to Participants and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:
5.1    Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NQSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each Option; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.
5.2    Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.
5.3    Exercise Period. Options may be exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.
5.4    Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an ISO will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 11. Payment for the Shares purchased must be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by the Company. The Exercise Price of a NQSO may not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
5.5    Method of Exercise. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.6 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
5.6    Termination. The exercise of an Option will be subject to the following (except as may be otherwise provided in an Award Agreement):
(a)    If the Participant is Terminated for any reason except for the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the Termination Date no later than three (3) months after the Termination Date (or such shorter time period or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be the exercise of an NQSO), but in any event no later than the expiration date of the Options.
(b)    If the Participant is Terminated because of the Participant’s death (or the Participant dies within three (3) months after the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the Termination Date (or such shorter time period not less than six (6) months or longer time period not exceeding five (5) years as may be determined by the Committee), but in any event no later than the expiration date of the Options.
(c)    If the Participant is Terminated because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the Termination Date when the Termination is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NQSO), but in any event no later than the expiration date of the Options.
5.7    Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.
5.8    Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NQSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9    Modification, Extension or Renewal. Subject to Section 409A of the Code, the Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 18 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.
5.10    No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.
6.RESTRICTED STOCK AWARDS.
6.1    Awards of Restricted Stock. A Restricted Stock Award is an offer by the Company to sell to a Participant Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.
6.2    Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.
6.3    Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, the Award Agreement and in accordance with any procedures established by the Company.
6.4    Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.
6.5    Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
7.STOCK BONUS AWARDS.
7.1    Awards of Stock Bonuses. A Stock Bonus Award is an award to an eligible person of Shares for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary. All Stock Bonus Awards shall be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

7.2    Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.
7.3    Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.
7.4    Termination of Participation. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
8.STOCK APPRECIATION RIGHTS.
8.1    Awards of SARs. A Stock Appreciation Right (“SAR”) is an award to a Participant that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.
8.2    Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s Termination on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.
8.3    Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.
8.4    Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
8.5    Termination of Participation. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
9.RESTRICTED STOCK UNITS.
9.1    Awards of Restricted Stock Units. A Restricted Stock Unit (“RSU”) is an award to a Participant covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). All RSUs shall be made pursuant to an Award Agreement.
9.2    Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; and (c) the consideration to be distributed on settlement, and the effect of the Participant’s Termination on each RSU. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.
9.3    Form and Timing of Settlement. Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.
9.4    Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
10.PERFORMANCE SHARES.
10.1    Awards of Performance Shares. A Performance Share Award is an award to a Participant denominated in Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). Grants of Performance Shares shall be made pursuant to an Award Agreement.
10.2    Terms of Performance Shares. The Committee will determine, and each Award Agreement shall set forth, the terms of each award of Performance Shares including, without limitation: (a) the number of Shares deemed subject to such Award; (b) the Performance Factors and Performance Period that shall determine the time and extent to which each award of Performance Shares shall be settled; (c) the consideration to be distributed on settlement, and the effect of the Participant’s Termination on each award of Performance Shares. In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; (y) select from among the Performance Factors to be used; and (z) determine the number of Shares deemed subject to the award of Performance Shares. Prior to settlement the Committee shall determine the extent to which Performance Shares have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Shares that are subject to different Performance Periods and different performance goals and other criteria.
10.3    Value, Earning and Timing of Performance Shares. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant. After the applicable Performance Period has ended, the holder of Performance Shares will be entitled to receive a payout of the number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Factors or other vesting provisions have been achieved. The Committee, in its sole discretion, may pay earned Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period) or in a combination thereof.
10.4    Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
11.PAYMENT FOR SHARE PURCHASES.
Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):
(a)    by cancellation of indebtedness of the Company to the Participant;
(b)    by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;
(c)    by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary of the Company;
(d)    by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;
(e)    by any combination of the foregoing; or
(f)    by any other method of payment as is permitted by applicable law.
12.GRANTS TO NON-EMPLOYEE DIRECTORS.
12.1    Types of Awards. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board. The maximum number of Shares subject to Awards granted during a single calendar year under this Plan, taken together with any cash fees paid during such calendar year for services as a Non-Employee Director, will not exceed $750,000 in total value for any Non-Employee Director (calculating the value of any such Awards based on the grant date fair value of such Awards for financial statement reporting purposes). Such applicable limit will include the value of any Awards that are received in lieu of all or a portion of any cash retainers or fees payable for services as a Non-Employee Director under a policy adopted by the Board or otherwise.
12.2    Eligibility. Awards pursuant to this Section 12 shall be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12.
12.3    Vesting, Exercisability and Settlement. Except as set forth in Section 21, Awards shall vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.
13.WITHHOLDING TAXES.
13.1    Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy applicable federal, state, local and international withholding tax requirements prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable federal, state, local and international withholding tax requirements.
13.2    Stock Withholding. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may require or permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.
14.TRANSFERABILITY. Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift to a Permitted Transferee, such Award will contain such additional terms and conditions as the Administrator deems appropriate; provided, however, that in no event may any Award be transferred for consideration to a third-party financial institution.
15.PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.
15.1    Stockholder and Dividend Rights. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. Any Participant who holds Restricted Stock awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders; provided however, that in the case of any unvested Award or unvested portion thereof (including but not limited to unvested shares of Restricted Stock), the Participant shall not be entitled to any dividends and other distributions paid or distributed by the Company on an equivalent number of vested Shares. Notwithstanding the foregoing, at the Committee’s discretion, such Participant may be credited with dividends and other distributions in the case of any unvested Award or unvested portion thereof (including but not limited to unvested shares of Restricted Stock), provided that such dividends and other distributions shall be paid or distributed to the Participant only if, when and to the extent such Shares vest. The value of dividends and other distributions payable or distributable with respect to any unvested Award or unvested portion thereof that does not vest shall be forfeited.
15.2    Dividend Equivalent Rights. Subject to applicable law, the Committee in its sole discretion may credit to each Participant who holds an Award other than Restricted Stock, Options and SARs, in the form of dividend equivalents or otherwise, an amount equal to the value of all dividends and other distributions (whether in cash or other property) paid or distributed by the Company on an equivalent number of Shares; provided, however, that such Participant will not be paid any dividends or other distributions (or any related earnings or interest on such dividends or distributions, if the Committee in its sole discretion provides for such payments) only if, when and to the extent that the underlying Award vests. The value of dividends or other distributions (or any related earnings or interest, if applicable) payable with respect any Award or any portion thereof that does not vest shall be forfeited. For the avoidance of doubt, no dividend equivalents or otherwise may be credited with respect to Options and SARs.
15.3    Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of the Participant’s Termination Date and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.
16.CERTIFICATES AND BOOK ENTRIES. All certificates or book entries for Shares or other securities delivered under this Plan will be subject to such stop transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.
17.ESCROW; PROHIBITION ON LOANS. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit with the Company or an agent designated by the Company (or place under the control of the Company or its designated agent) all certificates or book entries representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, for the purpose of holding in escrow (or controlling) such certificates or book entries until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates or note in the Company’s direct registration system for stock issuance and transfer such restrictions and accompanying legends with respect to the book entries. No Participant will be permitted to execute a promissory note as partial or full consideration for the purchase of Shares.
18.STOCKHOLDER APPROVAL OF EXCHANGE PROGRAM. Only with prior stockholder approval may the Committee implement an Exchange Program. For the avoidance of doubt, the Committee may not authorize the Company without prior stockholder approval to reprice Options or SARs or pay cash or issue new Awards in exchange for the surrender and cancellation of outstanding Awards.
19.SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates or establish book entries for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.
20.NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time.
21.CORPORATE TRANSACTIONS.
21.1    Assumption or Replacement of Awards by Successor. In the event of a Corporate Transaction any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, then notwithstanding any other provision in this Plan to the contrary, such Awards will expire on such transaction at such time and on such conditions as the Board will determine; the Board (or, the Committee, if so designated by the Board) may, in its sole discretion, accelerate the vesting of such Awards in connection with a Corporate Transaction. In addition, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction.
21.2    Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards shall not reduce the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year.
21.3    Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.
22.TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will terminate on April 27, 2030. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware.
23.AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted.
24.NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
25.INSIDER TRADING POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or directors of the Company.
26.OTHER POLICIES. Each Award may be subject to the terms and conditions of any other policy (and any amendments thereto) adopted by the Company from time to time, which may include any policy related to the vesting or transfer of equity awards. Whether any such policy will apply to a particular Award may depend, among other things, on when the Award was granted, whom the Award was granted to, and the type of Award.
27.ALL AWARDS SUBJECT TO COMPANY CLAWBACK OR RECOUPMENT POLICY. All Awards granted after adoption of the Company’s Compensation Recovery Policy (the “Policy”) and subject to applicable law, shall be subject to clawback or recoupment pursuant to the Policy or any other compensation clawback or recoupment policy that may be adopted by the Board (or its Compensation

Committee) from time to time thereafter or required by law during the term of Participant’s employment or other service with the Company that is applicable to executive officers, employees, directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancellation of outstanding Awards and the recoupment of any gains realized with respect to Awards. In addition, solely with respect to Awards granted after June 9, 2020, if a Participant’s employment is terminated for Cause, all the Participant’s outstanding Awards will terminate and the Committee may in its sole discretion require such Participant to reimburse the Company for all or a portion of any Award that was settled in cash or Shares after the event giving rise to Cause first occurred.
28.DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:
“Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or award of Performance Shares.
“Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.
“Board” means the Board of Directors of the Company.
“Cause” means any of the following: (i) a Participant’s conviction of or plea of nolo contendere to a felony; (ii) an act by a Participant which constitutes gross misconduct in the performance of the Participant’s employment obligations and duties; (iii) a Participant’s act of fraud against the Company or any of its Subsidiaries; (iv) a Participant’s theft or misappropriation of property (including without limitation intellectual property) of the Company or its Subsidiaries; (v) a material breach by a Participant of any confidentiality agreement with, or duties of confidentiality to, the Company or any of its Subsidiaries that involves the Participant’s wrongful disclosure of material confidential or proprietary information (including without limitation trade secrets or other intellectual property) of the Company or of any of its Subsidiaries; (vi) a Participant’s public disparagement of the Company, its Subsidiaries, its business, its employees or board members; and (vii) a Participant’s continued material violation of the Participant’s employment obligations and duties to the Company or a Subsidiary (other than due to the Participant’s death or Disability) after the Company or the Subsidiary has delivered to the Participant a written notice of such violation that describes the basis for the Company or Subsidiary’s belief that such violation has occurred and the Participant has not substantially cured such violation within thirty (30) calendar days after such written notice is given by the Company or Subsidiary. The determination as to whether a Participant is being terminated for Cause will be made in good faith by the Company and will be final and binding on the Participant.
“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
“Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.
“Company” means Green Dot Corporation, or any successor corporation.
“Common Stock” means the Class A common stock of the Company.
“Consultant” means any person, including an advisor or independent contractor, engaged by the Company or a Parent or Subsidiary to render services to such entity.
“Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then-outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation or (iv) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).
“Determination Date” means any time when the achievement of the Performance Factors associated with the applicable Performance Period remains substantially uncertain; provided, however, that if the Determination Date occurs on or before the date on which 25% of the Performance Period has elapsed, the achievement of such Performance Factors shall be deemed to be substantially uncertain.
“Director” means a member of the Board.
“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.
“Effective Date” means the date of the underwritten initial public offering of the Company’s Common Stock pursuant to a registration statement that is declared effective by the SEC.
“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
“Exchange Program” means a program pursuant to which outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof).
“Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.
“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:
(a)    if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;
(b)    if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal;
(c)    in the case of an Option or SAR grant made on the Effective Date, the price per share at which shares of the Company’s Common Stock are initially offered for sale to the public by the Company’s underwriters in the initial public offering of the Company’s Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or
(d)    if none of the foregoing is applicable, by the Board or the Committee in good faith.
“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.
“Non-Employee Director” means a Director who is not an Employee of the Company or any Parent or Subsidiary.
“Option” means an award of an option to purchase Shares pursuant to Section 5.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
“Participant” means a person who holds an Award under this Plan.
“Performance Factors” means the factors selected by the Committee, which may include, but are not limited to the, the following measures (whether or not in comparison to other peer companies and whether or not computed in accordance with generally accepted accounting principles) to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:
•Net revenue (non-GAAP or GAAP) and/or net revenue growth (non-GAAP or GAAP);
•Earnings per share and/or earnings per share growth;
•Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;
•Operating income and/or operating income growth;
•Net income and/or net income growth;
•Total stockholder return and/or total stockholder return growth;
•Return on equity;
•Return on invested capital;
•Return on assets;
•Cash flow;
•Operating cash flow return on income;
•Adjusted operating cash flow return on income;
•Economic value added;
•Control of expenses;
•Cost of goods sold;
•Profit margin;
•Stock price;
•Debt or debt-to-equity;
•Gross dollar volume;
•Active accounts;
•Purchase volume;
•Cash transfers;
•Tax refunds;
•Liquidity;
•Intellectual property (e.g., patents)/product development;
•Mergers and acquisitions or divestitures;
•Individual business objectives;
•Company specific operational metrics; and

•Any other factor (such as individual business objectives or unit-specific operational metrics) the Committee so designates.
“Performance Period” means the period of service determined by the Committee, not to exceed five (5) years, during which years of service or performance is to be measured for the Award.
“Performance Share” means an Award granted pursuant to Section 10 or Section 12 of the Plan.
“Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.
“Plan” means this Green Dot Corporation 2010 Equity Incentive Plan.
“Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.
“Restricted Stock Award” means an award of Shares pursuant to Section 6 or Section 12 of the Plan, or issued pursuant to the early exercise of an Option.
“Restricted Stock Unit” means an Award granted pursuant to Section 9 or Section 12 of the Plan.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the United States Securities Act of 1933, as amended.
“Shares” means shares of the Company’s Common Stock and any successor security.
“Stock Appreciation Right” means an Award granted pursuant to Section 8 or Section 12 of the Plan.
“Stock Bonus” means an Award granted pursuant to Section 7 or Section 12 of the Plan.
“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee; provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Parent or Subsidiary of the Company as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).
“Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

GREEN DOT CORPORATION
2010 EQUITY INCENTIVE PLAN
NOTICE OF PERFORMANCE- BASED RESTRICTED STOCK UNIT AWARD
GRANT NUMBER: ______
Unless otherwise defined herein, the terms defined in the Green Dot Corporation (the “Company”) 2010 Equity Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Restricted Stock Unit Award (the “Notice”).

Name:        ____________________________________________________________

Address:    ____________________________________________________________

You (“Participant”) have been granted an award of Restricted Stock Units (“RSUs”) under the Plan subject to the terms and conditions of the Plan, this Notice and the attached Award Agreement (Restricted Stock Units) (hereinafter “RSU Agreement”), which includes any RSU Addendum provided to employees in your country (“RSU Addendum”).

Number of RSUs:          [[Max Shares for Performance Awards: [_____]]; [Granted: ______ at target]]

Date of Grant:         ______________________________________________

Vesting Commencement Date: N/A

Expiration Date:     The date on which settlement of all RSUs granted hereunder occurs, with earlier expiration upon the Termination Date
Vesting Schedule:    Subject to the limitations set forth in this Notice, the Plan and the RSU agreement, the RSUs will vest in accordance with the schedule set forth on Exhibit A based on performance during the period beginning ________ and ending ________.

You understand that your employment or consulting relationship or service with the Company or any Parent or Subsidiary, as applicable, is for an unspecified duration, can be terminated at any time (i.e., is “at-will”) subject to applicable law, and that nothing in this Notice, the RSU Agreement or the Plan changes the at-will nature of that relationship, subject to applicable law. You acknowledge that the vesting of the RSUs pursuant to this Notice occurs only by continuing service as an Employee, Director or Consultant of the Company or any Parent or Subsidiary, as applicable. You also understand that this Notice is subject to the terms and conditions of both the RSU Agreement (including any RSU Addendum) and the Plan, both of which are incorporated herein by reference. Participant has read both the RSU Agreement (including any applicable RSU Addendum) and the Plan.

PARTICIPANT:	GREEN DOT CORPORATION
Signature:	By:
Print Name:	Its:

GREEN DOT CORPORATION
AWARD AGREEMENT (RESTRICTED STOCK UNITS) TO THE
2010 EQUITY INCENTIVE PLAN
Unless otherwise defined herein, the terms defined in the Green Dot Corporation (the “Company”) 2010 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Award Agreement (Restricted Stock Units) (the “Agreement”).
You have been granted Restricted Stock Units (“RSUs”) subject to the terms, restrictions and conditions of the Plan, the Notice of Restricted Stock Unit Award (the “Notice”) and this Agreement.
1.                  Settlement.
[FOR U.S. EMPLOYEES ONLY:
To the extent RSUs vest in accordance with this RSU Agreement (or under any policy, agreement or arrangement maintained by the Company), settlement of the first installment of RSUs shall be by March 15th of the year following the calendar year of grant (or later date in the same calendar year required to satisfy any vesting provisions applicable under any policy, agreement or arrangement maintained by the Company) and settlement of the remaining installments shall be made upon the earliest to occur of: (i) the applicable date of vesting under the vesting schedule set forth in Exhibit A hereto (within 60 days thereafter), (ii) Participant’s separation from service (within the meaning of Code Section 409A) that is by the Company without cause or by the Participant for good reason (on the 61st day thereafter), (iii) a change in control event within the meaning of Treasury Regulation Section 1.409-3(i)(5) (on the 60th day thereafter) or (iv) the Participant’s death (on the 60th day thereafter). For the avoidance of doubt, no settlement shall occur in the case of (ii), (iii) or (iv) above to extent that the then applicable policy, agreement or arrangement does not provide for vesting of the RSUs and nothing in this Agreement shall preclude the Company from being able to amend or terminate such policy, agreement or arrangement in accordance with its terms. Settlement of RSUs shall be in Shares.
To the extent the RSUs constitute non-exempt deferred compensation subject to Section 409A of the Code and are settled upon the Participant’s separation from service, if Participant is deemed at the time of such separation to be a “specified employee” under Section 409A of the Code, then such settlement shall instead be made on the earlier of (i) the date that is six (6)-months and one day after such separation; or (ii) the date of Participant’s death following such separation; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to the Participant under Section 409A of the Code. It is intended that each RSU vesting installment hereunder constitute a separate “payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2)(i).]
[FOR NON-U.S. EMPLOYEES ONLY:
Settlement of RSUs shall be made within 30 days following the applicable date of vesting under the vesting schedule set forth in the Notice. Settlement of RSUs shall be in Shares. You are not entitled to participate in the Retirement Policy for Equity Awards.]
2.                  No Stockholder Rights.  Unless and until such time as Shares are issued in settlement of vested RSUs, Participant shall have no ownership of the Shares allocated to the RSUs and shall have no right dividends or to vote such Shares.
3.                  Dividend Equivalents.   Dividends, if any (whether in cash or Shares), shall not be credited to Participant.
4.                  No Transfer.  The RSUs and any interest therein shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of.
5.                  Termination.  Subject to any applicable policy, agreement or arrangement then maintained by the Company, if Participant’s service Terminates for any reason, all unvested RSUs shall be forfeited to the Company forthwith, and all rights of Participant to such RSUs shall immediately terminate.  In case of any dispute as to whether forfeiture has occurred, the Committee shall have sole discretion to determine whether such forfeiture has occurred.

6.                  U.S. Tax Consequences.  Participant acknowledges that there will be tax consequences upon settlement of the RSUs or disposition of the Shares, if any, received in connection therewith, and Participant should consult a tax adviser regarding Participant’s tax obligations prior to such settlement or disposition.  Upon vesting of the RSU, Participant will include in income the fair market value of the Shares subject to the RSU.  The included amount will be treated as ordinary income by Participant and will be subject to withholding by the Company when required by applicable law.  Upon disposition of the Shares, any subsequent increase or decrease in value will be treated as short-term or long-term capital gain or loss, depending on whether the Shares are held for more than one year from the date of settlement.  Further, an RSU may be considered a deferral of compensation that may be subject to Section 409A of the Code.  Section 409A of the Code imposes special rules to the timing of making and effecting certain amendments of this RSU with respect to distribution of any deferred compensation.  You should consult your personal tax advisor for more information on the actual and potential tax consequences of this RSU.
7.                  Acknowledgement.  The Company and Participant agree that the RSUs are granted under and governed by the Notice, this Agreement (including any RSU Addendum provided to employees in Participant’s country (the “RSU Addendum”) and the provisions of the Plan. Participant: (i) acknowledges receipt of a copy of the RSU Addendum (if any), the Plan and the Plan prospectus, which is available at http://www.ubs.com/onesource/GDOT, or a successor site, , (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the RSUs subject to all of the terms and conditions set forth herein (including in any RSU Addendum) and those set forth in the Plan and the Notice.
8.                  Entire Agreement; Enforcement of Rights.  This Agreement (including any applicable aRSU Addendum), the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.
9.                  Compliance with Laws and Regulations.  The issuance of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.
10.              Governing Law; Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.
11.       Recoupment.   This Policy is subject to the terms and conditions of the Compensation Recovery Policy adopted by the Committee in April 2017 and any of the Company’s other applicable recoupment or clawback policies (as previously adopted, and as may be amended or restated from time to time).  Notwithstanding the foregoing, the Company may, in its sole discretion, implement any recoupment or clawback policies or make any changes to any of the Company’s existing recoupment or clawback policies, as the Company deems necessary or advisable in order to comply with applicable law or regulatory guidance (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act).

12.       No Rights as Employee, Director or Consultant.  Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Participant’s service, for any reason, with or without cause.
           By your signature and the signature of the Company’s representative on the Notice, or by otherwise accepting this RSU, Participant and the Company agree that this RSU is granted under and governed by the terms and conditions of the Plan, the Notice and this Agreement (including any applicable RSU Addendum). Participant has reviewed the Plan, the Notice and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan, the Notice and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and this Agreement. Participant further agrees to notify the Company upon any change in Participant’s residence address.

GREEN DOT CORPORATION
2010 EQUITY INCENTIVE PLAN
NOTICE OF RESTRICTED STOCK UNIT AWARD
GRANT NUMBER: ______
Unless otherwise defined herein, the terms defined in the Green Dot Corporation (the “Company”) 2010 Equity Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Restricted Stock Unit Award (the “Notice”).
Name:
Address:
You (“Participant”) have been granted an award of Restricted Stock Units (“RSUs”) under the Plan subject to the terms and conditions of the Plan, this Notice and the attached Award Agreement (Restricted Stock Units) (hereinafter “RSU Agreement”), which includes any RSU Addendum provided to employees in your country (“RSU Addendum”).
Number of RSUs:    ______________________________________________________
Date of Grant:    ______________________________________________________
Vesting Commencement Date:______________________________________________________
Expiration Date:    The date on which settlement of all RSUs granted hereunder occurs, with earlier expiration upon the Termination Date.
Vesting Schedule:     Subject to the limitations set forth in this Notice, the Plan and the RSU Agreement, the RSUs will vest in accordance with the following schedule: ____________
You understand that your employment or consulting relationship or service with the Company or any Parent or Subsidiary, as applicable, is for an unspecified duration, can be terminated at any time (i.e., is “at-will”) subject to applicable law, and that nothing in this Notice, the RSU Agreement or the Plan changes the at-will nature of that relationship, subject to applicable law. You acknowledge that the vesting of the RSUs pursuant to this Notice occurs only by continuing service as an Employee, Director or Consultant of the Company or any Parent or Subsidiary, as applicable. You also understand that this Notice is subject to the terms and conditions of both the RSU Agreement (including any RSU Addendum) and the Plan, both of which are incorporated herein by reference. Participant has read both the RSU Agreement (including any applicable RSU Addendum) and the Plan.

PARTICIPANT:	GREEN DOT CORPORATION
Signature:	By:
Print Name:	Its:

GREEN DOT CORPORATION
AWARD AGREEMENT (RESTRICTED STOCK UNITS) TO THE
2010 EQUITY INCENTIVE PLAN

Unless otherwise defined herein, the terms defined in the Green Dot Corporation (the “Company”) 2010 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Award Agreement (Restricted Stock Units) (the “Agreement”).
You have been granted Restricted Stock Units (“RSUs”) subject to the terms, restrictions and conditions of the Plan, the Notice of Restricted Stock Unit Award (the “Notice”) and this Agreement.
1.    Settlement.
[FOR U.S. EMPLOYEES ONLY:
To the extent RSUs vest in accordance with the vesting schedule set forth in the Notice (or in the case of (ii), (iii) and (iv) below vest under any policy, agreement or arrangement maintained by the Company), settlement of RSUs shall be made upon the earliest to occur of: (i) the applicable date of vesting under the vesting schedule set forth in the Notice (within 60 days thereafter), (ii) Participant’s separation from service (within the meaning of Code Section 409A) that is by the Company without cause or by the Participant for good reason (on the 61st day thereafter), (iii) a change in control event within the meaning of Treasury Regulation Section 1.409-3(i)(5) (on the 60th day thereafter) or (iv) the Participant’s death (on the 60th day thereafter). For the avoidance of doubt, no settlement shall occur in the case of (ii), (iii) or (iv) above to extent that the then applicable policy, agreement or arrangement does not provide for vesting of the RSUs and nothing in this Agreement shall preclude the Company from being able to amend or terminate such policy, agreement or arrangement in accordance with its terms. Settlement of RSUs shall be in Shares.
To the extent the RSUs constitute non-exempt deferred compensation subject to Section 409A of the Code and are settled upon the Participant’s separation from service, if Participant is deemed at the time of such separation to be a “specified employee” under Section 409A of the Code, then such settlement shall instead be made on the earlier of (i) the date that is six (6)-months and one day after such separation; or (ii) the date of Participant’s death following such separation; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to the Participant under Section 409A of the Code. It is intended that each RSU vesting installment hereunder constitute a separate “payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2)(i).]
[FOR NON-U.S. EMPLOYEES ONLY:
Settlement of RSUs shall be made within 30 days following the applicable date of vesting under the vesting schedule set forth in the Notice. Settlement of RSUs shall be in Shares. You are not entitled to participate in the Retirement Policy for Equity Awards.]
2.    No Stockholder Rights. Unless and until such time as Shares are issued in settlement of vested RSUs, Participant shall have no ownership of the Shares allocated to the RSUs and shall have no right dividends or to vote such Shares.
3.    Dividend Equivalents. Dividends, if any (whether in cash or Shares), shall not be credited to Participant.
4.    No Transfer. The RSUs and any interest therein shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of.

5.    Termination. Subject to any applicable policy, agreement or arrangement then maintained by the Company, if Participant’s service Terminates for any reason, all unvested RSUs shall be forfeited to the Company forthwith, and all rights of Participant to such RSUs shall immediately terminate.  In case of any dispute as to whether forfeiture has occurred, the Committee shall have sole discretion to determine whether such forfeiture has occurred.
6.    U.S. Tax Consequences. Participant acknowledges that there will be tax consequences upon settlement of the RSUs or disposition of the Shares, if any, received in connection therewith, and Participant should consult a tax adviser regarding Participant’s tax obligations prior to such settlement or disposition. Upon vesting of the RSU, Participant will include in income the fair market value of the Shares subject to the RSU. The included amount will be treated as ordinary income by Participant and will be subject to withholding by the Company when required by applicable law. Upon disposition of the Shares, any subsequent increase or decrease in value will be treated as short-term or long-term capital gain or loss, depending on whether the Shares are held for more than one year from the date of settlement. Further, an RSU may be considered a deferral of compensation that may be subject to Section 409A of the Code. Section 409A of the Code imposes special rules to the timing of making and effecting certain amendments of this RSU with respect to distribution of any deferred compensation. You should consult your personal tax advisor for more information on the actual and potential tax consequences of this RSU.
7.    Acknowledgement. The Company and Participant agree that the RSUs are granted under and governed by the Notice, this Agreement (including any RSU Addendum provided to employees in Participant’s country (the “RSU Addendum”) and the provisions of the Plan. Participant: (i) acknowledges receipt of a copy of the RSU Addendum (if any), the Plan and the Plan prospectus, which is available at http://www.ubs.com/onesource/GDOT, or a successor site, (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the RSUs subject to all of the terms and conditions set forth herein (including in any RSU Addendum) and those set forth in the Plan and the Notice.
8.    Entire Agreement; Enforcement of Rights. This Agreement (including any applicable RSU Addendum), the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.
9.    Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.
10.    Governing Law; Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

11.    No Rights as Employee, Director or Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Participant’s service, for any reason, with or without cause.
    By your signature and the signature of the Company’s representative on the Notice, or by otherwise accepting this RSU, Participant and the Company agree that this RSU is granted under and governed by the terms and conditions of the Plan, the Notice and this Agreement (including any applicable RSU Addendum). Participant has reviewed the Plan, the Notice and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan, the Notice and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and this Agreement. Participant further agrees to notify the Company upon any change in Participant’s residence address.

GREEN DOT CORPORATION
2010 EQUITY INCENTIVE PLAN
NOTICE OF STOCK OPTION GRANT
GRANT NUMBER: ____

Unless otherwise defined herein, the terms defined in the Green Dot Corporation (the “Company”) 2010 Equity Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Stock Option Grant (the “Notice”)[, except to the extent      ].
Name:
Address:
You (the “Participant”) have been granted an option to purchase shares of Common Stock of the Company under the Plan subject to the terms and conditions of the Plan, this Notice and the attached Stock Option Award Agreement (hereinafter, the “Option Agreement”), which includes any Option Addendum provided to employees in your country (“Option Addendum”)
..

Date of Grant:
Vesting Commencement Date:
Exercise Price per Share:
Total Number of Shares:
Type of Option:	Non-Qualified Stock Option
Expiration Date:
Post-Termination Exercise Period:

Vesting Schedule:    Subject to the limitations set forth in this Notice, the Plan and the Option Agreement, the Option will vest and may be exercised, in whole or in part, in accordance with the following schedule:

You understand that your employment or consulting relationship or service with the Company or any Parent or Subsidiary, as applicable, is for an unspecified duration, can be terminated at any time (i.e., is “at-will”) subject to applicable law, and that nothing in this Notice, the Option Agreement or the Plan changes the at-will nature of that relationship, subject to applicable law. You acknowledge that the vesting of the Option pursuant to this Notice occurs only by continuing service as an Employee, Director or Consultant of the Company or any Parent or Subsidiary, as applicable. You also understand that this Notice is subject to the terms and conditions of both the Option Agreement (including any Option Addendum) and the Plan, both of which are incorporated herein by reference. Participant has read both the Option Agreement (including any applicable Option Addendum) and the Plan.

PARTICIPANT:	GREEN DOT CORPORATION
Signature:	By:
Print Name:	Its:
Date:	Date:

GREEN DOT CORPORATION
STOCK OPTION AWARD AGREEMENT

Unless otherwise defined in this Stock Option Award Agreement (the “Agreement”), any capitalized terms used herein shall have the meaning ascribed to them in the Green Dot Corporation (the “Company”) 2010 Equity Incentive Plan (the “Plan”).
Participant has been granted an option to purchase Shares (the “Option”), subject to the terms and conditions of the Plan, the Notice of Stock Option Grant (the “Notice”) and this Agreement.
1.    Vesting Rights. Subject to the applicable provisions of the Plan and this Agreement, this Option may be exercised, in whole or in part, in accordance with the schedule set forth in the Notice.
2.    Termination Period.
(a)    General Rule. Except as provided in the Notice, this Agreement and the Plan, in no event shall this Option be exercised later than the Expiration Date set forth in the Notice.
(b)    Termination of Employment. Upon the termination of Participant’s service to the Company, any vested portion of this Option may be exercised for the period set forth in the Notice and this Agreement, provided that (i) upon a termination of the Participant’s employment for Cause, this Option (whether vested or unvested) shall immediately expire and (ii) in no event shall this Option be exercised later than the Expiration Date set forth in the Notice.
3.    Grant of Option. The Participant named in the Notice has been granted an Option for the number of Shares set forth in the Notice at the exercise price per Share set forth in the Notice (the “Exercise Price”). In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail.
4.    Exercise of Option.
(a)    Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set forth in the Notice and the applicable provisions of the Plan and this Agreement.
(b)    Method of Exercise. This Option is exercisable by delivery of an exercise notice (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be delivered in person, by mail, via electronic mail or facsimile or by other authorized method to the Secretary of the Company or other person designated by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.
(c)    No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Participant on the date the Option is exercised with respect to such Exercised Shares.
5.    Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Participant:

(a)    cash;
(b)    check;
(c)    a “broker-assisted” or “same-day sale” (as described in Section 11(d) of the Plan); or
(d)    other method authorized by the Company.
6.    Non-Transferability of Option. This Option may not be transferred in any manner other than by will or by the laws of descent or distribution or court order and may be exercised during the lifetime of Participant only by the Participant unless otherwise permitted by the Committee on a case-by-case basis. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.
7.    Term of Option. This Option shall in any event expire on the expiration date set forth in the Notice of Stock Option Grant, which date is 7 years after the Date of Grant.
8.    U.S. Tax Consequences. For Participants subject to U.S. income tax, some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below. All other Participants should consult a tax advisor for tax consequences relating to this Option in their respective jurisdiction. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE PARTICIPANT SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES. The Participant may incur federal ordinary income tax liability upon exercise of a Nonqualified Stock Option (“NSO”). The Participant will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Participant is an Employee or a former Employee, the Company will be required to withhold from his or her compensation an amount equal to the minimum amount the Company is required to withhold for income and employment taxes or collect from Participant and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.
9.    Acknowledgement. The Company and Participant agree that the Option is granted under and governed by the Notice, this Agreement (including any Option Addendum provided to employees in Participant’s country (the “Option Addendum”) and the provisions of the Plan. Participant: (i) acknowledges receipt of a copy of the Option Addendum (if any), the Plan and the Plan prospectus, which is available at http://www.ubs.com/onesource/GDOT, or a successor site, (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the Option subject to all of the terms and conditions set forth herein (including in any Option Addendum) and those set forth in the Plan and the Notice.
10.    Entire Agreement; Enforcement of Rights. This Agreement (including any applicable Option Addendum), the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.
11.    Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.
12.    Governing Law; Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded, and (iii) the balance of this Agreement shall be enforceable in accordance with its terms. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.
13.    No Rights as Employee, Director or Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Participant’s service, for any reason, with or without cause.
By your signature and the signature of the Company’s representative on the Notice, or by otherwise accepting this Option, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan, the Notice and this Agreement (including any applicable Option Addendum). Participant has reviewed the Plan, the Notice and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan, the Notice and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and this Agreement. Participant further agrees to notify the Company upon any change in Participant’s residence address.

GREEN DOT CORPORATION CORPORATE TRANSACTION POLICY

The Board of Green Dot Corporation (the “Company”) has determined that it is appropriate to reinforce the continued attention and dedication of the Company’s employees to their assigned duties without distraction in circumstances arising from the possibility of a Corporate Transaction of the Company. The Company desires to adopt this Corporate Transaction Policy (“Policy”) to provide certain benefits as set forth below in connection with a Corporate Transaction of the Company. Where applicable in this Policy, the Company is intended to include any Parent of the Company, subsidiary of the Company and any successor of the Company. This Policy is effective as of the Effective Date and will remain in effect until terminated or modified by the Board.

1.    Eligibility. Each employee of the Company who (i) is employed by the Company immediately prior to the consummation of a Corporate Transaction and (ii) holds equity awards granted by the Company that are unvested as of immediately prior to the consummation of a Corporate Transaction (“Employee”).
2.    Benefits upon Termination of Employment following a Corporate Transaction.

(a)    Benefits upon a Qualifying Termination.  If Employee is subject to a Qualifying Termination at any time during the twelve month period following the consummation of a Corporate Transaction, then, at such time as the termination of Employee’s employment (and for employees subject to taxation by the United States the termination of which constitutes a “separation from service” as defined in the regulations promulgated under Section 409A of the Code (a “Separation from Service”)), all outstanding and unvested equity awards then held by the Employee that were granted prior to the consummation of the Corporate Transaction (“Pre-Corporate Transaction Equity Awards”) shall have their vesting fully accelerate such that all Pre-Corporate Transaction Equity Awards become 100% vested.  For purposes of this Policy any outstanding and unvested performance-based Pre-Corporate Transaction Equity Awards shall have their vesting accelerate at “target.” With respect to Pre-Corporate Transaction Equity Awards that do not contain a “target” level of achievement with respect to their applicable performance metrics, then such awards shall have their vesting accelerate in full with respect to any outstanding shares still subject to such award.
(b)    Definitions. For all purposes hereunder, the following terms shall be defined as specified below:
(i)    “Board” means the Board of Directors of Green Dot Corporation.
(ii)    “Cause” means any of the following: (i) Employee’s conviction of or plea of nolo contendere to a felony; (ii) an act by Employee which constitutes gross misconduct in the performance of Employee’s employment obligations and duties; (iii) Employee’s act of fraud against the Company or any of its affiliates; (iv) Employee’s theft or misappropriation of property (including without limitation intellectual property) of the Company or its affiliates; (v) material breach by Employee of any confidentiality agreement with, or duties of confidentiality to, the Company or any of its affiliates that involves Employee’s wrongful disclosure of material confidential or proprietary information (including without limitation trade secrets or other intellectual property) of the Company or of any of its affiliates; (vi) Employee’s public disparagement of the Company, its business, its employees or board members; (vii) Employee’s continued material violation of Employee’s employment obligations and duties to the Company (other than due to Employee’s death or Disability) after the Company has delivered to Employee a written notice of such violation that describes the basis for the Company’s belief that such violation has occurred and Employee has not substantially cured such violation within thirty (30) calendar days after such written notice is given by the Company

(iii)     “Corporate Transaction” means a Corporate Transaction as such term is defined in the Company’s 2010 Equity Incentive Plan.
(iv)     “Code” means the United States Internal Revenue Code of 1986, as amended.
(v)    “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.
(vi)    “Effective Date” means the date this Policy is adopted by the Board.
(vii)    “Good Reason” means a material reduction in an Employee’s annual base salary (excluding any reduction affecting substantially all similarly situated employees); provided that any material reduction shall constitute Good Reason only if the Company fails to cure such event within thirty (30) days after receipt from Employee of written notice of the event which constitutes Good Reason; provided, further, that Good Reason shall cease to exist for an event on the 90th day following its initial occurrence, and Employee terminates employment within ten (10) days of expiration of the cure period (or earlier if the Company notifies Employee that it will not cure such material reduction).
(viii)    “Qualifying Termination” means (A) an involuntary termination of employment of Employee by the Company without “Cause” at any time following a Corporate Transaction or (B) a termination of employment by Employee with the Company for Good Reason. For the avoidance of doubt, a Qualifying Termination shall not include death, Disability or voluntary resignation of employment by Employee with the Company.
3.    Preconditions to the Receipt of Benefits.
(a)    Release of Claims.  The receipt of benefits pursuant to this Policy will be subject to Employee signing, not revoking and returning to the Company within sixty (60) days of his or her termination of employment (the “Release Deadline”) a release of claims in favor of the Company (the “Release”).  In the event Employee does not execute the Release before the Release Deadline or revokes the Release, no benefits shall be payable under this Policy to such Employee, and this Policy shall be null and void with respect to such Employee. The Release shall specifically relate to all of Employee’s rights and claims in existence at the time of such execution relating to Employee’s employment with the Company, but shall not include (i) Employee’s rights under this Policy; (ii) Employee’s rights under any employee benefit plan sponsored by the Company; or (iii) Employee’s rights to indemnification (if any of such rights exist in favor of the Employee) under the Company’s bylaws or other governing instruments or under any agreement addressing such subject matter between Employee and the Company or under any merger or acquisition agreement addressing such subject matter; (iv) Employee’s rights of insurance under any liability policy covering the Company’s officers or (v) claims which Employee may not release as a matter of law.
4.    Noncumulation of Benefits. Employee may not cumulate, stock option vesting and exercisability and restricted stock unit vesting of Company equity awards under this Policy and any other written agreement with the Company and/or another plan or policy of the Company.
5.    Clawback.  This Policy is subject to the terms and conditions of any of the Company’s applicable recoupment or clawback policies (as previously adopted, and as may be amended or restated from time to time).  Notwithstanding the foregoing, the Company may, in its sole discretion, implement any recoupment or clawback policies or make any changes to any of the Company’s existing recoupment or clawback policies, as the Company deems necessary or advisable in order to comply with applicable law or regulatory guidance (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act).

6.    Amendment or Termination of this Policy. The Board may amend or terminate this Policy at any time and for any reason. After the consummation of a Corporate Transaction, the Company may not amend or terminate this Policy with respect to an Employee except with the consent of such Employee.
7.    Miscellaneous.
(a)    Employment Status.  This Policy does not constitute a contract of employment or impose on Employee’s any obligation to remain as an employee, or impose on the Company any obligation (i) to retain Employee as an employee, (ii) to change the status of Employee as an at-will employee, or (iii) to change the Company’s policies regarding termination or alteration of employment.
(b)    Binding Effect; Successors. In the event of a Corporate Transaction, this Policy shall, to the extent the Board prior to consummation of such transaction determines that the assumption or assignment of the Policy is appropriate, be binding upon the successor or the entity surviving such transaction or the purchaser of all or substantially all of the Company’s assets.

GREEN DOT CORPORATION

RETIREMENT POLICY FOR EQUITY AWARDS

Green Dot Corporation (the “Company”) has determined that it is appropriate to attract, retain and incentivize the Company’s employees with certain retirement benefits with respect to equity awards granted by the Company and in furtherance thereof desires to adopt this Retirement Policy for Equity Awards (“Policy”). Where applicable in this Policy, the Company is intended to include any Parent of the Company, subsidiary of the Company and any successor of the Company. This Policy is effective as of the Effective Date and will remain in effect until terminated or modified by the Committee. This Policy applies to RSU or PSU awards granted on or after January 1, 2018. Terms not otherwise defined in the body of this Policy are defined in Section 8.

1.    Eligibility. Each employee (“Retiree”) of the Company who undergoes a Qualifying Retirement and holds RSU or PSU awards granted by the Company that are unvested as of immediately prior to the Qualifying Retirement.
2.    Benefits upon Qualifying Retirement.

(a)    Benefits upon a Qualifying Retirement.  If Retiree undergoes a Qualifying Retirement, then, at such time of the Qualifying Retirement, the unvested RSU or PSU awards then held by the Retiree that were granted after January 1, 2018 and prior to Qualifying Retirement shall have their vesting accelerated and become vested as follows:
(i)    RSUs Subject to Time-Based Vesting. All RSUs subject to time-based vesting based on providing continued service to the Company that are unvested as of the Qualifying Retirement will become 100% vested, and, except as otherwise set forth herein, will thereafter settle and be paid out in accordance with the time-based vesting schedule pertaining to such RSU. For the avoidance of doubt, RSUs (or PSUs) that were subject to both performance-based vesting and time-based vesting and that have satisfied the performance-based vesting conditions shall be treated as time-based RSUs subject to this subsection.
Example: On June 1, 2018 a Retiree is granted an award for 1,000 RSUs subject to time-based vesting, which award vests and is settled in 4 annual installments on June 1 of each year thereafter. On March 1, 2020, the Retiree undergoes a Qualifying Retirement and there are 750 RSUs that remain unvested at such time. The 750 RSUs will fully vest on March 1, 2020 and 250 will settle and be paid on June 1, 2020, 250 will settle and be paid on June 1, 2021 and the remaining 250 will settle and be paid on June 1, 2022.
(ii)    PSUs or RSUs subject to Performance Vesting. All PSUs or RSUs subject to performance-based vesting based on the achievement of certain performance criteria that are unvested as of the Qualifying Retirement will remain outstanding until the Company determines in the normal course (as if no Qualifying Retirement occurred) whether, and to the extent, the performance criteria is achieved, and will become 100% vested to the extent the Board or the Committee determines such PSUs or performance-based RSUs are earned, and, except as otherwise set forth herein, will thereafter settle and be paid out in accordance with any time-based vesting schedule that would have otherwise pertained to such PSU or RSU.
(iii)    Withholding. If the holder of the RSU or PSU is eligible for a Qualifying Retirement under the Policy (regardless of whether or not the individual actually retires under this Policy), the employment taxes (and applicable withholding) for any RSU or PSU will be due once the RSU or PSU is no longer subject to a substantial risk of forfeiture (as determined under Section 409A), and income taxes will generally be due upon settlement of such RSU or PSU. All withholding for employment and income taxes will be done through Net Settlement; provided that the Company shall accept a cash payment from the Retiree to the extent of any remaining balance of the tax withholding not satisfied by such reduction in the number of whole Shares to be issued.
(b)    Acceleration upon Death and a Corporate Transaction. The time for settlement of the RSUs or PSUs shall be accelerated as follows:
(i)    Death. In the event of the death of a holder of RSUs or PSUs at a time that such employee is either eligible for a Qualifying Retirement or has actually had a Qualifying Retirement, the timing of the settlement of the time-based RSUs shall be accelerated to the date that is 60 days after such employee’s death, subject to his or her executor or representative satisfying the Release requirement in Section 3(a) prior to such date; and the PSUs will be settled on the later of the date that is 60 days after such employee’s death or the date the applicable performance criteria is determined to have been achieved, subject to the Release requirement in Section 3(a).
(ii)    Corporate Transaction. In the event of a Corporate Transaction at the time the Retiree holder of the RSUs or PSUs has actually had a Qualifying Retirement, the vesting of time-based RSUs shall be accelerated to immediately prior to the Corporate Transaction, and will be settled and paid on the date that is 60 days after such Corporate Transaction, subject to the Release requirement in Section 3(a); and the PSUs will vest and be settled based upon the Board’s or the Committee’s determination with respect to the achievement of the applicable performance criteria and/or metrics applicable to such PSU based on the most recently completed fiscal quarter or other relevant measurement period or criteria) and will settle and be paid on the date that is 60 days after such Corporate Transaction, subject to the Release requirement in Section 3(a).

3.    Preconditions to the Receipt of Benefits.
(a)    Release of Claims.  The receipt of benefits pursuant to this Policy will be subject to Retiree signing, not revoking and returning to the Company within sixty (60) days of his or her Qualifying Retirement (the “Release Deadline”) a release of claims in favor of the Company (the “Release”).  In the event the Retiree does not execute the Release before the Release Deadline or revokes the Release, no benefits shall accrue under this Policy to such Retiree, and this Policy shall be null and void with respect to such Retiree. The Release shall specifically relate to all of Retiree’s rights and claims in existence at the time of such execution relating to Retiree’s employment with the Company, but shall not include (i) Retiree’s rights under this Policy; (ii) Retiree’s rights under any employee benefit plan sponsored by the Company; or (iii) Retiree’s rights to indemnification (if any of such rights exist in favor of the Retiree) under the Company’s bylaws or other governing instruments or under any agreement addressing such subject matter between Retiree and the Company; (iv) Retiree’s rights of insurance under any liability policy covering the Company’s officers or (v) claims which Retiree may not release as a matter of law.
(b)    Required Six-Month Delay for Specified Employees. In the event Retiree is a Specified Employee upon settlement of an RSU or PSU, then such initial settlement applicable to such RSU or PSU shall be delayed by the applicable six month waiting period provided for under Section 409A and the regulations thereunder; provided, however, that such deferral will be effected only to the extent required to avoid adverse tax treatment to the Specified Employee.
(c)    Timing. Delivery of Shares under this Policy will be made on the 60th day following the date upon which the event giving rise to the Release occurs, subject to the Release becoming effective. Settlements of PSUs or RSUs will occur on the date the PSUs or RSUs would have been delivered pursuant to the applicable vesting schedule or, if earlier, upon the date of the occurrence of a Corporate Transaction or Participant’s Death, as set forth in Section 2(b).
(d)    Violations of Applicable Law. Any settlement or delivery of Shares scheduled to be made under the Policy will be delayed if the Company reasonably anticipates that such delivery will violate federal securities laws or other applicable law. Delivery of Shares will be made at the earliest date at which the Company reasonably believes will not cause such violation.
(e)    Delivery Date. Notwithstanding any contrary Policy or RSU or PSU agreement provision, the delivery or settlement of Shares that is scheduled to be made to a Retiree under this Policy on a delivery date or scheduled date (i.e., vesting date pursuant to the vesting schedule attributable to such RSU or PSU) (the “Designated Payment Date”) will be treated as made on the Designated Payment Date if such delivery or settlement is deemed to be made on the Designated Payment Date under Section 409A. In no event will the Retiree be permitted, directly or indirectly, to designate the taxable year of such delivery.
4.    Noncumulation of Benefits. Retiree may not cumulate RSU or PSU vesting of Company RSU or PSU awards under this Policy and any other written agreement with the Company and/or another plan or policy of the Company.
5.    Clawback.  This Policy is subject to the terms and conditions of any of the Company’s applicable recoupment or clawback policies (as previously adopted, and as may be amended or restated from time to time).  Notwithstanding the foregoing, the Company may, in its sole discretion, implement any recoupment or clawback policies or make any changes to any of the Company’s existing recoupment or clawback policies, as the Company deems necessary or advisable in order to comply with applicable law or regulatory guidance (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act).
6.    Amendment or Termination of this Policy. The Committee may amend or terminate this Policy at any time and for any reason, provided that any such amendment or termination complies with Section 409A of the Code. This Policy applies to RSUs or PSUs granted on or after January 1, 2018 provided, however, that the Board or the Company may provide in any award that this Policy does not apply to such award, and may discontinue this Policy prospectively.
7.    Tax Issues.
(a)    Tax Withholding. Notwithstanding any contrary provision in the RSU or PSU award agreement or related plans or agreements, the Company will have the right to deduct from a Retiree’s RSU and PSU any and all taxes and other required withholdings determined by the Company to be applicable. All withholding for employment and income taxes will be done through Net Settlement; provided that the Company shall accept a cash payment from the Retiree to the extent of any remaining balance of the tax withholding not satisfied by such reduction in the number of whole Shares to be issued. In the discretion of the Company, the Company may accept a cash payment by the Retiree of the amount of any applicable taxes in lieu of Net Settlement.
(b)    Section 409A. To the extent that any provision of this Policy is ambiguous as to its exemption or compliance with Section 409A, the provision will be read in such a manner so that the benefits provided under this Policy are exempt from Section 409A to the maximum permissible extent, and where such interpretation is untenable, then the provision of such benefits will comply with Section 409A to the maximum permissible extent. To the extent the delivery of Shares under this Policy may be classified as a “short-term deferral” within the meaning of Section 409A, such delivery will be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A. The delivery of Shares pursuant to this Policy (or referenced in this Policy) are intended to constitute separate “payments” for purposes of Section 1.409A-2(b)(2) of the regulations under Section 409A.
(c)    No Guarantees Regarding Tax Treatment. Retirees will be responsible for all taxes with respect to any benefits under the Policy. Neither the Board, the Company, nor any officer or director of the Company, make any guarantees regarding the tax treatment, specifically including with respect to Section

409A, and the Retiree should consult with his or her tax advisor regarding the tax treatment of under this Policy or under the RSU or PSU awards.
8.    Definitions. For purposes of this Policy, the following terms are defined as follows:
(i)    “Board” means the Board of Directors of Green Dot Corporation.
(ii)    “Cause” means any of the following: (i) Retiree’s conviction of or plea of nolo contendere to a felony; (ii) an act by Retiree which constitutes gross misconduct in the performance of Retiree’s employment obligations and duties; (iii) Retiree’s act of fraud against the Company or any of its affiliates; (iv) Retiree’s theft or misappropriation of property (including without limitation intellectual property) of the Company or its affiliates; (v) material breach by Retiree of any confidentiality agreement with, or duties of confidentiality to, the Company or any of its affiliates that involves Retiree’s wrongful disclosure of material confidential or proprietary information (including without limitation trade secrets or other intellectual property) of the Company or of any of its affiliates; (vi) Retiree’s continued material violation of Retiree’s employment obligations and duties to the Company (other than due to Retiree’s death or Disability) after the Company has delivered to Retiree a written notice of such violation that describes the basis for the Company’s belief that such violation has occurred and Retiree has not substantially cured such violation within thirty (30) calendar days after such written notice is given by the Company.
(iii)     “Committee” means the Compensation Committee of the Board.
(iv)    “Competing” means being or becoming employed by or providing consulting services to a company that competes directly or indirectly with the Company’s Business. For purpose of this Policy, “Business” means the banking and/or payments business.
(v)    “Corporate Transaction” has the meaning set forth in the Company’s 2010 Equity Incentive Plan, provided that such Corporate Transaction is also either a change in the ownership of the Company, a change in the effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as determined in accordance with Section 409A(a)(2)(A)(v) of the Code and Treasury regulation section 1.409A-3(i)(5)).
(vi)    “Code” means the United States Internal Revenue Code of 1986, as amended.
(vii)    “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.
(viii)    “Effective Date” means the date this Policy is adopted by the Compensation Committee.
(ix)    “Net Settlement” means a cashless “net settlement” arrangement pursuant to which the Company will reduce the number of Shares issued upon settlement of the RSU or PSU by the largest whole number of shares having an aggregate fair market value equal to the amount of the tax to be withheld.
(x)    “PSUs” means performance stock units of the Company that are subject to performance metrics.
(xi)    “Qualifying Retirement” means a voluntary resignation of employment with the Company, constituting a Separation from Service, by an Retiree that: (i) has attained the age of 55 years, (ii) has been continuously employed by the Company for at least 10 years prior to the date of the Qualifying Retirement (including time spent employed by a subsidiary of the Company for the period of time that such subsidiary was owned by the Company), (iii) is not terminable by the Company for Cause at the time of the Qualifying Retirement or is in violation of prongs (iii)-(v) of the definition of Cause at any time, and (iv) is not Competing with the Company at any time.
(xii)    “RSUs” means all restricted stock units of the Company.
(xiii)    “Section 409A” means Section 409A of the Code and the Treasury Regulations thereunder, and other official guidance provided by the Internal Revenue Service or the Department of the Treasury with respect to Section 409A of the Code.
(xiv)    “Shares” means shares of Company common stock.
(xv)    “Separation from Service” means a resignation or termination of employment that constitutes a “separation from service” as defined in the regulations promulgated under Section 409A of the Code.
(xvi)    “Specified Employee” means a Retiree who, as of the date of his or her Separation from Service, is a “specified” employee under Section 409A.
9.    Miscellaneous.
(a)    Employment Status.  This Policy does not constitute a contract of employment or impose on Retiree’s any obligation to remain as an employee, or impose on the Company any obligation (i) to retain Retiree as an employee, (ii) to change the status of Retiree as an at-will employee, or (iii) to change the Company’s policies regarding termination or alteration of employment.
(b)    Severability. If any provision of the Policy is held invalid or unenforceable, its invalidity or unenforceability will not affect any other provisions of the Policy, and in lieu of each provision which is held invalid or unenforceable, there will be added as part of the Policy a provision that will be as similar in terms to such invalid or unenforceable provision as may be possible and be valid, legal, and enforceable.
(c)    Choice of Law. This Policy will be governed by and construed in accordance with the laws of the state of California, without regard to laws relating to conflicts or choice of law.